UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 12, 2011
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 12, 2011, MetLife, Inc., a Delaware corporation (the “Company”), and MetLife Funding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Funding” and, together with the Company, the “Borrowers”), entered into a $3,000,000,000 Five-Year Credit Agreement (the “Five-Year Credit Agreement”) among the Borrowers, Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer and Several L/C Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Credit Suisse AG, New York Branch, Deutsche Bank Securities Inc. and HSBC Bank USA, National Association, as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Book Managers, which amended and restated the Borrowers’ 364-Day Credit Agreement dated October 15, 2010, among the Borrowers and the other parties thereto. Concurrently, the Borrowers reduced the outstanding commitments under the three-year, $3,000,000,000 credit facility entered into on October 15, 2010 (the “Existing Three-Year Credit Agreement” and, together with the Five-Year Credit Agreement, the “Current Credit Agreements”) to $1,000,000,000. The facilities made available by the Current Credit Agreements may be used for general corporate purposes (including, in the case of loans made under the facilities, to back up commercial paper and, in the case of letters of credit issued under the facilities, to support variable annuity policy and reinsurance reserve requirements). All borrowings under the Five-Year Credit Agreement must be repaid by August 12, 2016, except that letters of credit outstanding on that date may remain outstanding until no later than August 12, 2017. All borrowings under the Existing Three-Year Credit Agreement must be repaid by October 15, 2013, except that letters of credit outstanding on that date may remain outstanding until no later than October 15, 2014.
The amount available under the Current Credit Agreements may be increased to a maximum amount of $5,000,000,000, provided that no “event of default,” as defined in the Current Credit Agreements, has occurred and is continuing. The Company is subject under each of the Current Credit Agreements to a consolidated net worth requirement of $29.0 billion, excluding accumulated other comprehensive income. Amounts due under the Current Credit Agreements may be accelerated upon an “event of default,” as defined in the Current Credit Agreements, such as a breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not otherwise waived or cured, among others.
The lenders and the agents (and their respective subsidiaries or affiliates) under the Current Credit Agreements have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.
The foregoing description of the Current Credit Agreements is not complete and is qualified in its entirety by reference to the Five-Year Credit Agreement, which is filed as Exhibit 10.1 hereto, and, subject to the reduction in commitment described above, the Three-Year Credit Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 18, 2010, both of which are incorporated herein by reference.

Item 8.01 Other Events.
On August 15, 2011, MetLife, Inc. issued a press release announcing the declaration of third quarter 2011 dividends of $0.2555555 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, and $0.4062500 per share on MetLife, Inc.’s 6.50% non-cumulative preferred stock, Series B. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
10.1	Five-Year Credit Agreement, dated as of August 12, 2011, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, amending and restating the 364-Day Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

99.1	Press release of MetLife, Inc., dated August 15, 2011, announcing the declaration of third quarter 2011 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Christine M. DeBiase
	Name:	Christine M. DeBiase
	Title:	Vice President and Secretary

Date: August 15, 2011

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
10.1	Five-Year Credit Agreement, dated as of August 12, 2011, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, amending and restating the 364-Day Credit Agreement, dated as of October 15, 2010, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

99.1	Press release of MetLife, Inc., dated August 15, 2011, announcing the declaration of third quarter 2011 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.